For Immediate Release

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR THIRD QUARTER 2013 AND RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON – November 5, 2013 – Carriage Services, Inc. (NYSE: CSV) today announced record results for the quarter ending September 30, 2013.

Mel Payne, Chief Executive Officer, stated, “Our third quarter performance continued our trend of record quarterly results, as we achieved revenue growth of 3.3% to a record $49.7 million, Field EBITDA growth of 4.0% to a record $18.9 million, Field EBITDA Margin increase of 30 basis points to a record 38.1% and strong Free Cash Flow growth of 588.0% to a record $6.6 million. This outstanding performance was driven by substantially higher Revenue and Field EBITDA growth in our Acquired Funeral Home, Same Store Cemetery, and Financial Trust segments. Our Same Store Funeral segment had a relatively weak quarterly revenue and Field EBITDA Margin performance, which combined with our substantial overhead growth, temporarily reduced our Consolidated and Adjusted Consolidated EBITDA Margins for the quarter.”

“Because of our expectation that the strong growth in our field operating and financial results during 2013 will continue into 2014, and in anticipation of a resumption of acquisitions in the fourth quarter, we are raising our Rolling Four Quarter Adjusted Earnings Per Share Outlook by $0.02 cents per share to $1.20 - $1.22. Also, we are pleased to report that our Rolling Four Quarter Outlook includes a reduction in cash taxes of approximately $7.25 million due to favorable adjustments from approved accounting method changes and thus we have raised our Cash Flow from Operations and Free Cash Flow Outlook to reflect this amount.”

Our third quarter and year to date comparative highlights are shown below:

Three Months Ended September 30, 2013

•	Total Revenue up 3.3% to $49.7 million in 2013 from $48.1 in 2012;

•	GAAP Diluted EPS from Continuing Operations up 900.0% to $0.10 in 2013 from $0.01 in 2012;

•	Adjusted Diluted Earnings Per Share remained flat at $0.16;

•	Free Cash Flow up 588.0% to $6.6 million in 2013 from $1.0 million in 2012.

Nine Months Ended September 30, 2013

•	Total Revenue up 9.4% to $161.1 million in 2013 from $147.3 in 2012;

•	GAAP Diluted EPS from Continuing Operations up 68.6% to $0.59 in 2013 from $0.35 in 2012;

•	Adjusted Diluted Earnings Per Share up 28.1% to $0.73 in 2013 from $0.57 in 2012;

•	Free Cash Flow up 128.2% to $27.6 million in 2013 from $12.1 million in 2012.

The above tables reference certain Non-GAAP financial measurements that are defined and reconciled at the end of the press release.

“Since our major management reorganization along with an upgrading of our operating and growth models at the end of 2011, we have consistently achieved high quality growth through acquisitions, higher sustainable operating performance, substantially lower capital structure costs, and a substantial and growing trust fund revenue and earnings contribution, all of which have combined to rapidly increase shareholder value as our stock price has moved from $5.60 at December 31, 2011 to $19.66 at the close of the market today. This year we have made no acquisitions to date while substantially paying down our debt and improving the credit profile and financial flexibility of our company. We are now prepared for what we believe will be a period of maximum opportunity to grow our company by high quality acquisitions over the remainder of this year and 2014. We will review carefully all such opportunities, including any divestitures from the SCI / Stewart transaction, through the same strategic growth criteria and disciplined selection process that we believe differentiates our company. We have a full acquisition pipeline of top quality independents in great markets, so we are in a wonderful position to continue to be smart about how we operate and grow our company.”

“As the acquisition landscape takes on more clarity over the next several months, we will also take a fresh look at the permanent financing requirements related to those acquisitions that meet our strict selection criteria and will develop a capital structure strategy that aligns with the amount of permanent capital needed. We believe the current capital market environment of low rate monetary policy and supportive equity markets will enable us to be very opportunistic on executing key components of our capital structure strategy that will add to the long term value creation dynamic of our operating and growth models by creating a strongly capitalized balance sheet with substantial financial flexibility,” concluded Mr. Payne.

Our Total Field EBITDA increased $0.7 million or 4.0% in the quarter on a revenue increase of 3.3%, as our Total Field EBITDA Margin increased 30 basis points to a record 38.1% for a third quarter. We continue to invest in upgrading our organizational overhead structure and talent in anticipation of substantially higher acquisition growth over the next 18 months. As a consequence, our Total Overhead increased $1.5 million or 21.1% in the quarter, materially offsetting the Total Field EBITDA growth.

Adjusted Diluted Earnings per Share for the third quarter of 2013 and 2012 remained flat at $0.16. We incurred approximately $3.0 million of costs, or $0.11 diluted earnings per share, in the third quarter of 2012 related to the new Credit Facility which is included in the Adjusted Diluted Earnings Per Share. Excluding these costs, Adjusted Diluted Earnings Per Share for Q3 2012 would have been $0.05 thus achieving a 220.0% increase year over year. The benefit of the lower interest cost from the new Credit Facility resulted in approximately $1.3 million, or 29.3%, reduction of interest expense quarter over quarter and $4.1 million, or 30.4%, year to date.

Our credit profile continues to rapidly improve throughout 2013. Our senior debt to Adjusted EBITDA ratio, based on our credit facility covenants, declined from 3.06 at the beginning of the year to 2.67 at September 30th because our Adjusted Consolidated EBITDA increased $2.9 million, or 7.2%, to $42.7 million while our senior debt and lease obligations decreased $26.6 million, or 14.9%, to $152.1 million. Our Free Cash Flow that funded the first nine months deleveraging increased 128.2% to $27.6 million compared to 2012.

In accordance with our Strategic Acquisition Model, we review businesses and excess land to determine whether they should be sold and the proceeds redeployed elsewhere.  During the nine months ended September 30, 2013, we have sold four businesses, three funeral homes and one cemetery, and two parcels of land.  Collectively, these businesses had earned $1.0 million before-tax, or $0.03 diluted earnings per share, for the nine months ended September 30, 2012 which are no longer reported within our continuing operations on a comparative basis.  We received $8.3 million for the sale of these assets during 2013.  For the nine months ended September 30, 2013, these businesses reported $0.5 million in earnings, before-tax, and $6.4 million net gain related to the disposition, or $0.19 diluted earnings per share.  A gain of $6.3 million was from a cemetery in Richmond, VA sold in the third quarter of 2013.

FIELD OPERATIONS
Three Months Ended September 30, 2013

•	Total Field Revenue increased 3.3% to $49.7 million;

•	Total Field EBITDA increased 4.0% to $18.9 million;

•	Total Field EBITDA Margin increased 30 basis points to 38.1%;

•	Total Funeral Operating Revenue increased 2.3% to $35.2 million;

•	Acquisition Funeral Revenue increased 29.0% with acquisition volume increasing 18.7%;

•	Total Cemetery Operating Revenue increased 3.5% to $10.1 million;

•	Cemetery pre-need property sale contracts increased 6.5% to 1,669;

•	Preneed property revenue recognized increased 5.4% and At-need revenue increased 7.7%;

•	Total Financial Revenue increased 10.4% to $4.4 million;

•	Funeral Financial Revenue increased 17.2% to $2.1 million;

•	Cemetery Financial Revenue increased 4.8% to $2.3 million.

FREE CASH FLOW
We produced Free Cash Flow from operations in the nine months of 2013 of $27.6 million compared to Free Cash Flow from operations of $12.1 million for the corresponding period in 2012. The sources and uses of cash for the first nine months of 2012 and 2013 consisted of the following (in millions):

	Nine Months Ended September 30,
	2012	2013

Cash flow provided by operations	$15.3	$32.2
Cash used for maintenance capital expenditures	(3.2)	(4.6)
Free Cash Flow	$12.1	$27.6
Cash at beginning of period	1.1	1.7
Cash used for growth capital expenditures	(4.7)	(2.8)
Cash dividends paid	(1.4)	(1.4)
Proceeds from sale of business	0.6	8.3
Cash used for acquisitions and new construction	(24.8)	(6.0)
Repurchase of common stock	(4.5)	—
Cash borrowed from (paid against) the credit facility	26.6	(26.2)
Payment of loan origination costs	(3.0)	—
Payment of call premium associated with the senior notes redemption	(1.7)	—
Other investing and financing activities	0.2	(0.3)
Cash at end of period	$0.5	$0.9

ROLLING FOUR QUARTER OUTLOOK RAISED

The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of businesses for the rolling four quarter period ending September 30, 2014, and the performance of the trusts. This Outlook does not reflect dilution from conversion related to our existing convertible subordinated debentures.

ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2014

Range (in millions, except per share amounts)
Revenues	$234.4 - $236.4
Consolidated EBITDA	$60.7 - $62.7
Adjusted Consolidated EBITDA	$63.9 - $65.9
Net Income	$19.1 - $21.1
Adjusted Net Income	$21.3 - $23.3
Basic GAAP Earnings Per Share	$1.08 - $1.10
Basic Adjusted Earnings Per Share	$1.20 - $1.22
Cash Flow from Operations	$45.2 - $47.2
Free Cash Flow	$38.9 - $40.9

Factors affecting our analysis include, among others, acquisitions, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Strategic Acquisition Model and Withdrawable Trust Income. Revenues, Consolidated EBITDA, Adjusted Consolidated EBITDA, Net Income, Adjusted Net Income, GAAP Earnings Per Share, Adjusted Earnings Per Share and Free Cash Flow for the four quarter period ending September 30, 2014 are expected to improve relative to the same period in the previous period for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA;

•	Modest increases in Same Store Funeral Revenue and Same Store Funeral Field EBITDA;

•	Increases in Cemetery Revenue and Cemetery Field EBITDA;

•	Increases in Financial Revenue and Financial EBITDA from trust funds; and

•
Reduced interest expense as a result of the refinancing in September 2012 and the recent reduction in interest rate terms in conjunction with the third amendment to our credit facility, effective April 24, 2013.

We have not included in our Rolling Four Quarter Outlook a potentially fully diluted EPS calculation using the 4.4 million underlying shares of the TIDES security.

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, November 6, 2013 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-86892088) and ask for the Carriage Services conference call. A replay of the conference call will be available through November 10, 2013 and may be accessed by dialing 855-859-2056 (ID-86892088). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Bill Heiligbrodt at 713-332-8553.

TRUST FUND PERFORMANCE

For the nine months ended September 30, 2013, Carriage’s discretionary trust funds gained 8.9% compared to a gain of 19.8% for the S&P 500 and a 3.8% gain for the High Yield Index. The current yield on Carriage’s discretionary fixed income portfolio is 9.5% and the estimated annual income for the entire discretionary portfolio is approximately $11.6 million.
The year to date performance of Carriage's discretionary trust portfolio continues to benefit Carriage through higher income earned from preneed funeral and cemetery contracts that have been serviced and through increased income from the cemetery perpetual care trusts. These benefits are evident in the increase in financial revenue year to date. Given the recurring nature of the income generated by the fixed income portfolio, we expect the performance of the discretionary trust portfolio to benefit Carriage for the foreseeable future.
The total discretionary portfolio performance has lagged the 50/50 index benchmark year to date due to a higher allocation to fixed income securities in the portfolio. Taken separately, both the fixed income and equity components of the discretionary portfolio have outperformed their respective benchmarks (S&P 500 & High Yield Index) year to date.
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	50/50 index Benchmark(2)

9 months ended 9/30/13	8.9%	8.5%	19.8%	3.8%	11.8%
1 year ended 12/31/12	20.3%	17.1%	16.0%	15.8%	15.9%
2 years ended 12/31/12	16.8%	14.9%	18.4%	21.6%	20.0%
3 years ended 12/31/12	41.0%	35.8%	36.3%	40.0%	38.1%
4 years ended 12/31/12	119.4%	99.8%	72.3%	121.4%	96.9%
(1) Investment performance includes realized income and unrealized appreciation (depreciation).

(2)	The 50/50 Benchmark is 50% weighted to the S&P 500 Stock Index and 50% weighted to the High Yield Index.

Asset Allocation as of September 30, 2013 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$4,122	2%	$19,880	9%
Equities	31,439	18%	48,217	22%
Fixed Income	134,249	78%	150,612	67%
Other/Insurance	3,615	2%	3,811	2%
Total Portfolios	$173,425	100%	$222,520	100%

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL METRICS TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2013	% Change	2012	2013	% Change

Same Store Contracts
Atneed Contracts	4,276	4,277	—%	13,195	13,609	3.1%
Preneed Contracts	1,079	1,114	3.2%	3,462	3,659	5.7%
Total Same Store Funeral Contracts	5,355	5,391	0.7%	16,657	17,268	3.7%

Acquisition Contracts
Atneed Contracts	1,186	1,303	9.9%	3,527	4,400	24.8%
Preneed Contracts	169	305	80.5%	559	909	62.6%
Total Acquisition Funeral Contracts	1,355	1,608	18.7%	4,086	5,309	29.9%
Total Funeral Contracts	6,710	6,999	4.3%	20,743	22,577	8.8%

Funeral Operating Revenue
Same Store Revenue	$28,239	$27,253	-3.5%	$88,425	$89,610	1.3%
Acquisition Revenue	6,192	7,985	29.0%	18,516	26,432	42.8%
Total Funeral Operating Revenue	$34,431	$35,238	2.3%	$106,941	$116,042	8.5%

Cemetery Operating Revenue
Same Store Revenue	$9,653	$9,968	3.3%	$28,601	$30,485	6.6%
Acquisition Revenue	60	89		60	232
Total Cemetery Operating Revenue	$9,713	$10,057	3.5%	$28,661	$30,717	7.2%

Financial Revenue
Preneed Funeral Commission Income	$462	$446	-3.5%	$1,363	$1,435	5.3%
Preneed Funeral Trust Earnings	1,330	1,654	24.4%	4,362	5,613	28.7%
Cemetery Trust Earnings	1,769	1,940	9.7%	4,714	6,220	31.9%
Preneed Cemetery Finance Charges	437	372	-14.9%	1,257	1,070	-14.9%
Total Financial Revenue	$3,998	$4,412	10.4%	$11,696	$14,338	22.6%
Total Revenue	$48,142	$49,707	3.3%	$147,298	$161,097	9.4%

Field EBITDA
Same Store Funeral Field EBITDA	$10,439	$9,929	-4.9%	$33,522	$34,711	3.5%
Same Store Funeral Field EBITDA Margin	37.0%	36.4%	-60 bp	37.9%	38.7%	80 bp
Acquisition Funeral Field EBITDA	1,889	2,153	14.0%	6,136	8,066	31.5%
Acquisition Funeral Field EBITDA Margin	30.5%	27.0%	-350 bp	33.1%	30.5%	-260 bp
Total Funeral Field EBITDA	$12,328	$12,082	-2.0%	$39,658	$42,777	7.9%
Total Funeral Field EBITDA Margin	35.8%	34.3%	-150 bp	37.1%	36.9%	-20 bp

Same Store Cemetery Field EBITDA	$2,318	$2,724	17.5%	$7,197	$9,072	26.1%
Same Store Cemetery Field EBITDA Margin	24.0%	27.3%	330 bp	25.2%	29.8%	460 bp
Acquisition Cemetery Field EBITDA	(56)	13		(64)	(32)
Acquisition Cemetery Field EBITDA Margin	-93.3%	14.6%		-106.7%	-13.8%
Total Cemetery Field EBITDA	$2,262	$2,737	21.0%	$7,133	$9,040	26.7%
Total Cemetery Field EBITDA Margin	23.3%	27.2%	390 bp	24.9%	29.4%	450 bp

Funeral Financial EBITDA	$1,415	$1,825	29.0%	$4,648	$6,028	29.7%
Cemetery Financial EBITDA	2,179	2,275	4.4%	5,944	7,159	20.4%
Total Financial EBITDA	$3,594	$4,100	14.1%	$10,592	$13,187	24.5%
Total Financial EBITDA Margin	89.9%	92.9%	300 bp	90.6%	92.0%	140 bp

Total Field EBITDA	$18,184	$18,919	4.0%	$57,383	$65,004	13.3%
Total Field EBITDA Margin	37.8%	38.1%	30 bp	39.0%	40.4%	140 bp

OPERATING AND FINANCIAL METRICS TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2013	% Change	2012	2013	% Change

Overhead
Total Variable Overhead	$2,317	$2,499	7.9%	$5,917	$6,901	16.6%
Total Regional Fixed Overhead	636	960	50.9%	1,867	2,808	50.4%
Total Corporate Fixed Overhead	4,408	5,454	23.7%	12,900	16,009	24.1%
Total Overhead	$7,361	$8,913	21.1%	$20,684	$25,718	24.3%
Overhead as a percent of sales	15.3%	17.9%	260 bp	14.0%	16.0%	200 bp

Consolidated EBITDA	$10,823	$10,006	-7.5%	$36,699	$39,286	7.0%
Consolidated EBITDA Margin	22.5%	20.1%	-240 bp	24.9%	24.4%	-50 bp

Other Expenses and Interest
Property Depreciation & Amortization	$2,487	$2,939	18.2%	$7,472	$8,836	18.3%
Non Cash Stock Compensation	439	675	53.8%	1,621	2,299	41.8%
Interest Expense, Net	4,547	3,216	-29.3%	13,618	9,475	-30.4%
Loss on Early Extinguishment of Debt and Other Costs	3,031	—	n/a	3,031	—	n/a
Pretax Income	$319	$3,176	895.6%	$10,957	$18,676	70.4%
Tax Provision	129	1,262		4,429	7,751
GAAP Net Income	$190	$1,914	907.4%	$6,528	$10,925	67.4%

Special Items, Net of Tax
Withdrawable Trust Income	$342	$210		$851	$678
Acquisition/Divestiture Expenses	198	143		604	251
Severance Costs	183	409		508	860
Loss on Early Extinguishment of Debt and Other costs	2,000	—		2,000	248
Consulting Fees	—	110		—	278
Non-Recurring Securities Transactions	—	160		—	160
Other Special Items	—	—		129	54
Prior Period Amortization Adjustment for TIDES	—	—		—	(538)
Tax Adjustment from Prior Period	—	—		—	598
Sum of Special Items, net of tax	$2,723	$1,032	-62.1%	$4,092	$2,589	-36.7%

Adjusted Net Income	$2,913	$2,946	1.1%	$10,620	$13,514	27.3%
Adjusted Net Profit Margin	6.1%	5.9%	-20 bp	7.2%	8.4%	120 bp

Adjusted Basic Earnings Per Share	$0.16	$0.16	—%	$0.59	$0.74	25.4%
Adjusted Diluted Earnings Per Share	$0.16	$0.16	—%	$0.57	$0.73	28.1%

GAAP Basic Earnings Per Share	$0.01	$0.10	900.0%	$0.36	$0.60	66.7%
GAAP Diluted Earnings Per Share	$0.01	$0.10	900.0%	$0.35	$0.59	68.6%

Tax rate	40.4%	39.7%	-70 bp	40.4%	41.5%	110 bp

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$10,823	$10,006	-7.5%	$36,699	$39,286	7.0%
Withdrawable Trust Income	518	318		1,289	1,028
Acquisition/Divestiture Expenses	300	217		915	380
Severance Costs	278	620		769	1,305
Consulting Fees	—	166		—	421
Non-Recurring Securities Transactions	—	242		—	242
Other Special Items	—	—		195	83
Adjusted Consolidated EBITDA	$11,919	$11,569	-2.9%	$39,867	$42,745	7.2%
Adjusted Consolidated EBITDA Margin	24.8%	23.3%	-150 bp	27.1%	26.5%	-60 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	September 30, 2013
		(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$1,698	$882
Accounts receivable, net	17,812	16,278
Assets held for sale	1,466	5,770
Inventories	5,133	4,787
Prepaid expenses	5,107	3,918
Other current assets	1,923	1,162
Total current assets	$33,139	$32,797
Preneed cemetery trust investments	70,960	66,919
Preneed funeral trust investments	82,896	94,573
Preneed receivables, net	23,222	24,717
Receivables from preneed trusts	25,871	12,298
Property, plant and equipment, net	152,433	154,547
Cemetery property	75,156	73,117
Goodwill	218,442	217,244
Deferred charges and other non-current assets	9,424	8,347
Cemetery perpetual care trust investments	46,542	40,261
Total assets	$738,085	$724,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of senior long-term debt and capital lease obligations	$11,218	$12,672
Accounts payable	5,243	3,677
Other liabilities	13,067	11,829
Accrued liabilities	12,278	14,710
Liabilities associated with assets held for sale	369	4,510
Total current liabilities	$42,175	$47,398
Long-term debt, net of current portion	118,841	109,514
Revolving credit facility	44,700	26,000
Convertible junior subordinated debentures due in 2029 to an affiliate	89,770	89,770
Obligations under capital leases, net of current portion	4,013	3,844
Deferred preneed cemetery revenue	63,998	56,218
Deferred preneed funeral revenue	39,794	31,596
Deferred tax liability	—	6,961
Deferred preneed cemetery receipts held in trust	70,960	66,919
Deferred preneed funeral receipts held in trust	82,896	94,573
Care trusts’ corpus	45,920	40,056
Total liabilities	$603,067	$572,849

Commitments and contingencies

Redeemable preferred stock	$200	$—

Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,078,000 and 22,166,000 shares issued at December 31, 2012 and September 30, 2013, respectively	$221	$222
Additional paid-in capital	202,462	204,322
Accumulated deficit	(52,598)	(37,306)
Treasury stock, at cost; 3,922,000 shares at December 31, 2012 and September 30, 2013	(15,267)	(15,267)
Total stockholders’ equity	$134,818	$151,971
Total liabilities and stockholders’ equity	$738,085	$724,820

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2013	2012	2013

Revenues	$48,142	$49,707	$147,298	$161,097
Field costs and expenses	34,793	35,596	103,640	111,150
Gross profit	$13,349	$14,111	$43,658	$49,947
General and administrative expenses	5,452	7,719	16,052	21,796
Operating income	$7,897	$6,392	$27,606	$28,151
Interest expense, net	(4,547)	(3,216)	(13,618)	(9,475)
Loss on early extinguishment of debt and other costs	(3,031)	—	$(3,031)	—
Income from continuing operations before income taxes	$319	$3,176	$10,957	$18,676
Provision for income taxes	(129)	(1,262)	(4,429)	(7,751)
Net income from continuing operations	$190	$1,914	$6,528	$10,925
Net income from discontinued operations, net of tax	416	3,980	1,202	4,371
Net income	606	5,894	7,730	15,296
Preferred stock dividend	3	—	10	4
Net income available to common stockholders	$603	$5,894	$7,720	$15,292

Basic earnings per common share:
Continuing operations	$0.01	$0.10	$0.36	$0.60
Discontinued operations	0.02	0.22	0.07	0.24
Basic earnings per common share	$0.03	$0.32	$0.43	$0.84
Diluted earnings per common share:
Continuing operations	$0.01	$0.10	$0.35	$0.59
Discontinued operations	0.02	0.22	0.07	0.19
Diluted earnings per common share	$0.03	$0.32	$0.42	$0.78

Dividends declared per common share	$0.025	$0.025	$0.075	$0.075

Weighted average number of common and common equivalent shares outstanding:
Basic	18,051	17,892	18,129	17,794
Diluted	18,170	18,057	18,212	22,361

The GAAP Diluted EPS and Adjusted Diluted EPS for the nine months ended September 30, 2013 includes 4.4 million shares that would be issued upon conversion of our convertible subordinated debentures (TIDES) as a result of the if-converted method prescribed by accounting standards.

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months Ended September 30,
	2012	2013
Cash flows from operating activities:
Net income	$7,730	$15,296
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Gain on sale of assets	(606)	(6,546)
Impairment of goodwill	—	100
Depreciation and amortization	7,567	8,910
Loss on early extinguishment of debt	1,324	—
Amortization and write-off of deferred financing costs	520	150
Provision for losses on accounts receivable	1,429	1,274
Stock-based compensation expense	1,621	2,952
Deferred income taxes	2,390	9,389
Other	300	81
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(3,109)	(1,765)
Inventories and other current assets	581	934
Deferred charges and other	(38)	(19)
Preneed funeral and cemetery trust investments	5,982	3,566
Accounts payable and accrued liabilities	(5,139)	(972)
Deferred preneed funeral and cemetery revenue	823	2,490
Deferred preneed funeral and cemetery receipts held in trust	(6,095)	(3,601)
Net cash provided by operating activities	15,280	32,239

Cash flows from investing activities:
Acquisitions and new construction	(24,831)	(6,051)
Capital expenditures	(7,842)	(7,425)
Proceeds from the sale of businesses	603	8,321
Net cash used in investing activities	(32,070)	(5,155)

Cash flows from financing activities:
Net borrowings from (payments against) the bank credit facility	26,607	(18,700)
Payments on term loan	—	(7,500)
Payment of call premium associated with the senior notes redemption	(1,707)	—
Payments on other long-term debt and obligations under capital leases	(480)	(445)
Proceeds from the exercise of stock options and employee stock purchase plan	680	685
Dividends on common stock and redeemable preferred stock	(1,363)	(1,366)
Payment of loan origination costs	(3,004)	(574)
Purchase of treasury stock	(4,531)	—
Net cash provided by (used in) financing activities	16,202	(27,900)

Net decrease in cash and cash equivalents	(588)	(816)
Cash and cash equivalents at beginning of period	1,137	1,698
Cash and cash equivalents at end of period	$549	$882

CARRIAGE SERVICES, INC.
CALCULATION OF EARNINGS PER SHARE
(UNAUDITED)
(in thousands, except share and per share data)

	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2013

Numerator for basic earnings per share:
Numerator from continuing operations
Income from continuing operations	$1,914	$10,925
Less: Earnings allocated to unvested restricted stock	(35)	(237)
Income attributable to continuing operations	$1,879	$10,688

Numerator from discontinued operations
Income from discontinued operations	$3,980	$4,371
Less: Earnings allocated to unvested restricted stock	(74)	(95)
Income attributable to discontinued operations	$3,906	$4,276

Adjustment for diluted earnings per share:
Interest on convertible junior subordinated debentures, net of tax	—	2,463
	$—	$2,463
Numerator for diluted earnings per share:
Income attributable to continuing operations	$1,879	$13,151
Income attributable to discontinued operations	3,906	4,276
	$5,785	$17,427

Denominator
Denominator for Basic earnings per common share - weighted average shares outstanding	17,892	17,794
Effect of dilutive securities:
Stock options	165	175
Convertible junior subordinated debentures	—	4,392
Denominator for Diluted earnings per common share - weighted average shares outstanding	18,057	22,361

Basic earnings per common share:
Continuing operations	$0.10	$0.60
Discontinued operations	$0.22	$0.24
Basic earnings per common share	$0.32	$0.84

Diluted earnings per common share:
Continuing operations	$0.10	$0.59
Discontinued operations	$0.22	$0.19
Diluted earnings per common share	$0.32	$0.78

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Free Cash Flow as net cash provided by operations less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are non-GAAP yet can be non-recurring such as withdrawable trust income, acquisition and divestiture expenses, litigation settlements, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Metrics Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and nine months ended September 30, 2012 and 2013 (thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
Net Income from continuing operations	$190	$1,914	$6,528	$10,925
Special items, net of tax
Withdrawable Trust Income	342	210	851	678
Acquisition/Divestiture Expenses	198	143	604	251
Severance Costs	183	409	508	860
Loss on Early Extinguishment of Debt and Other Costs	2,000	—	2,000	248
Consulting Fees	—	110	—	278
Non-Recurring Securities Transactions	—	160	—	160
Other Special Items	—	—	129	54
Prior Period Amortization Adjustment for TIDES	—	—	—	(538)
Tax Adjustment from Prior Period	—	—	—	598
Total Special items affecting net income	$2,723	$1,032	$4,092	$2,589
Adjusted Net Income	$2,913	$2,946	$10,620	$13,514

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2012 and 2013 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
Net income from continuing operations	$190	$1,914	$6,528	$10,925
Provision for income taxes	129	1,262	4,429	7,751
Pre-tax earnings from continuing operations	$319	$3,176	$10,957	$18,676
Interest expense, net	4,547	3,216	13,618	9,475
Loss on early extinguishment of debt and other costs	3,031	—	3,031	—
Non-cash stock compensation	439	675	1,621	2,299
Depreciation & amortization	2,487	2,939	7,472	8,836
Consolidated EBITDA	$10,823	$10,006	$36,699	$39,286
Adjusted For:
Withdrawable Trust Income	$518	$318	$1,289	$1,028
Acquisition/Divestiture Expenses	300	217	915	380
Severance Costs	278	620	769	1,305
Consulting Fees	—	166	—	421
Non-Recurring Securities Transactions	—	242	—	242
Other Special Items	—	—	195	83
Adjusted Consolidated EBITDA	$11,919	$11,569	$39,867	$42,745
Revenue	$48,142	$49,707	$147,298	$161,097

Adjusted Consolidated EBITDA Margin	24.8%	23.3%	27.1%	26.5%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and nine months ended September 30, 2012 and 2013 (in thousands):

Funeral Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
Gross Profit (GAAP)	$10,523	$10,225	$34,887	$37,881
Depreciation & amortization	1,485	1,462	4,388	4,691
Regional & unallocated costs	1,735	2,220	5,031	6,233
Net financial income	(1,415)	(1,825)	(4,648)	(6,028)
Funeral Field EBITDA	$12,328	$12,082	$39,658	$42,777
Funeral Field Operating Revenue	$34,431	$35,238	$106,941	$116,042
Funeral Field EBITDA Margin	35.8%	34.3%	37.1%	36.9%

Cemetery Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
Gross Profit (GAAP)	$2,834	$3,886	$8,779	$12,066
Depreciation & amortization	790	626	2,365	2,575
Regional & unallocated costs	817	500	1,933	1,558
Net financial income	(2,179)	(2,275)	(5,944)	(7,159)
Cemetery Field EBITDA	$2,262	$2,737	$7,133	$9,040
Cemetery Field Operating Revenue	$9,713	$10,057	$28,661	$30,717
Cemetery Field EBITDA Margin	23.3%	27.2%	24.9%	29.4%

Reconciliation of cash provided by operating activities to Free Cash Flow from operations for the three and nine months ended September 30, 2012 and 2013 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
Cash provided by operating activities	$1,906	$8,246	$15,280	$32,239
Less maintenance capital expenditures	(940)	(1,600)	(3,170)	(4,600)
Free Cash Flow from operating activities	$966	$6,646	$12,110	$27,639

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and nine months ended September 30, 2012 and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
GAAP basic earnings per share from continuing operations	$0.01	$0.10	$0.36	$0.60
Special items affecting net income	0.15	0.06	0.23	0.14
Adjusted basic earnings per share	$0.16	$0.16	$0.59	$0.74

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and nine months ended September 30, 2012 and 2013:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2012	2013	2012	2013
GAAP diluted earnings per share from continuing operations	$0.01	$0.10	$0.35	$0.59
Special items affecting net income	0.15	0.06	0.22	0.11
Dilution effect of convertible junior subordinated debentures	-	-	-	0.03
Adjusted diluted earnings per share	$0.16	$0.16	$0.57	$0.73

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated rolling four quarters ending September 30, 2014 (in thousands):

Rolling Four Quarter Outlook
September 30, 2014E
Net income from continuing operations	$20,100
Provision for income taxes	12,300
Pre-tax earnings from continuing operations	32,400
Net interest expense, including loan cost amortization	12,300
Depreciation & amortization, including stock compensation	17,000
Consolidated EBITDA	$61,700
Adjusted for special items	$3,200
Adjusted Consolidated EBITDA	$64,900

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the estimated rolling four quarters ending September 30, 2014 (in thousands):

Rolling Four Quarter Outlook
September 30, 2014E
Net income from continuing operations	$20,100
Special items, net of tax	2,100
Adjusted Net Income	$22,200

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the estimated rolling four quarters ending September 30, 2014:

Rolling Four Quarter Outlook
September 30, 2014E
GAAP basic earnings per share from continuing operations	$1.09
Special items affecting net income	0.12
Adjusted basic earnings per share	$1.21

Reconciliation of Cash Flow from Operations to Free Cash Flow for the estimated rolling four quarters ending September 30, 2014 (in 000's):

Rolling Four Quarter Outlook
September 30, 2014E
Cash flow from operations	$46,200
Maintenance Capital Expenditures	(6,300)
Free Cash Flow	$39,900

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating Model;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.